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                                                                      EXHIBIT 21

                        Listing of Company Subsidiaries

            Subsidiary                      State of Incorporation
            ----------                      ----------------------
            Virbac AH, Inc                  Delaware
            PM Resources, Inc               Missouri
            St. JON Laboratories, Inc.      Delaware
            Francodex Laboratories, Inc     Texas
            H C Laboratories, Inc.          Texas